   As Filed with the Securities and Exchange Commission on October 29, 1997
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________
                            SOUTHWEST WATER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                              95-1840947
(STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                               __________________
                      225 NORTH BARRANCA AVENUE, SUITE 200
                       WEST COVINA, CALIFORNIA 91791-1605
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                  AMENDED AND RESTATED SOUTHWEST WATER COMPANY
                     STOCK OPTION AND RESTRICTED STOCK PLAN
                            (FULL TITLE OF THE PLAN)
                               __________________

         PETER J. MOERBEEK                                  COPY TO:
     VICE PRESIDENT FINANCE AND                      JAMES W. DANIELS, ESQ.
      CHIEF FINANCIAL OFFICER,                          LATHAM & WATKINS
      SOUTHWEST WATER COMPANY                650 TOWN CENTER DRIVE, TWENTIETH FLOOR
225 NORTH BARRANCA AVENUE, SUITE 200           COSTA MESA, CALIFORNIA 92626-1925
 WEST COVINA, CALIFORNIA 91791-1605                    (714) 540-1235
         (818) 915-1551

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               __________________
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
------------------------------------------------------------------------------------------------------------------------
                                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE      AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING    AMOUNT OF
 REGISTERED                     REGISTERED (1)        SHARE (2)             PRICE (2)         REGISTRATION FEE

COMMON STOCK................        200,000              $14 5/8           $2,925,000             $886.36

------------------------------------------------------------------------------------------------------------------------

(1) The Amended and Restated Southwest Water Company Stock Option and Restricted Stock Plan (the "Plan") authorizes the issuance of a maximum of 515,000 shares of Common Stock of Southwest Water Company (the "Company"), par value $.01 per share, 200,000 of which are being newly registered hereunder. See "Incorporation of Documents by Reference" below. None of such 200,000 additional shares are subject to presently outstanding options granted under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Offering Price Per Share is the average ($14 5/8) of the high and low sales price of the Company's Common Stock in the over-the-counter market, as reported on the Nasdaq National Market, on October 21, 1997 (which were $14 3/4 and $14 1/2, respectively).

PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
           STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

                            Exhibit Index on Page 2

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF DOCUMENTS BY REFERENCE
---------------------------------------

     This Registration Statement covers 200,000 additional shares of Common Stock of the Company reserved for issuance under the Amended and Restated Southwest Water Company Stock Option and Restricted Stock Plan (the "Plan"). Effective March 6, 1997, the Board of Directors of the Company adopted, and on May 22, 1997, the shareholders of the Company approved, an amendment to the Plan which increased the number of shares reserved for issuance thereunder by 200,000 shares to 515,000 shares. On May 25, 1989 and December 21, 1993, the Company filed with the Commission Form S-8 Registration Statement Nos. 33-28919 and 33-73174, respectively (collectively, the "Prior Registration Statements") covering (after giving effect to a 5% stock dividend effected on January 20, 1996 and a 20% stock dividend effected on January 20, 1997) an aggregate of 315,000 shares issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein.

                               INDEX TO EXHIBITS

EXHIBIT

    5        Opinion of Latham & Watkins

    10       Second Amendment to the Amended and Restated Southwest Water
             Company Stock Option and Restricted Stock Plan

   23.1      Consent of Latham & Watkins (included in Exhibit 5).

   23.2      Consent of KPMG Peat Marwick LLP.

    24       Power of Attorney (included on the signature page to this
             Registration
             Statement).
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                                       2

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Covina, State of California, on this 27th day of October, 1997.

                                       SOUTHWEST WATER COMPANY,
                                       a Delaware corporation


                                       By:    /s/ Anton C. Garnier
                                           ------------------------------------
                                                  Anton C. Garnier
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Anton C. Garnier and Peter J. Moerbeek, and either of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                        Date
----------------------------   --------------------------------   ------------------

/s/ H. Frederick Christie      Director                           October 27, 1997
----------------------------
H. Frederick Christie

/s/ Michael J. Fasman          Director                           September 24, 1997
----------------------------
Michael J. Fasman

/s/ Anton C. Garnier           Chairman of the Board,             October 27, 1997
----------------------------   President
Anton C. Garnier               and Chief Executive Officer


                               Director
----------------------------
Monroe Harris

                               Director
----------------------------
Donovan D. Huennekens


/s/ Richard Kelton             Director                           September 24, 1997
----------------------------
Richard Kelton
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                                       3

Signature                      Title                              Date
---------                      -----                              ----
                               Director
----------------------------
Maureen Kindel

/s/ Peter J. Moerbeek          Vice President Finance, Chief      October 27, 1997
----------------------------   Financial Officer and Secretary
Peter J. Moerbeek

/s/ Richard G. Newman          Director                           October 27, 1997
----------------------------
Richard G. Newman
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                                       4